Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Mark S. Zelermyer
November 17, 2006	617-292-9750
mark.zelermyer@fhlbboston.com

FEDERAL HOME LOAN BANK OF BOSTON ANNOUNCES BOARD ELECTION RESULTS

MACOMBER, CONNELLY, MILLER, AND CLOSSON REELECTED TO THREE-YEAR TERMS

BOSTON — The Federal Home Loan Bank of Boston (the Bank) is pleased to announce that the following were reelected to the Bank’s board of directors for three-year terms commencing January 1, 2007: Mark E. Macomber, president and chief executive officer, Litchfield Bancorp, Litchfield, Connecticut; Arthur R. Connelly, chairman and chief executive officer, South Shore Savings Bank, South Weymouth, Massachusetts; Jan A. Miller, president and chief executive officer, Wainwright Bank and Trust Company, Boston, Massachusetts; and Steven A. Closson, president and chief executive officer, Androscoggin Savings Bank, Lewiston, Maine.

The Federal Home Loan Bank of Boston (www.fhlbboston.com) is a cooperatively owned wholesale bank for housing finance in the six New England states. Its mission is to support the residential-mortgage and community-development lending activities of its members, which include over 460 financial institutions across New England. To accomplish its mission, the Bank utilizes private-sector capital to provide members and other qualified customers with reliable access to low-cost wholesale funds, liquidity, a competitive outlet for the sale of loans, special lending programs, technical assistance, and other products and services.

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